                                                                   FILED
                                                                May 22, 2003
                                                           U.S. Bankruptcy Court
                                                               Santa Rosa, CA



Michael C. Fallon, SBN 088313
Attorney at Law
100 E Street, Suite 220
Santa Rosa, California 95404
Telephone: (707) 546-6770
Facsimile: (707) 546-5775

Attorney for Debtor

                         UNITED STATES BANKRUPTCY COURT
                        NORTHERN DISTRICT OF CALIFORNIA

In Re:                                                        Case No. 02-10596
NACIO SYSTEMS, INC. Chapter 11
fdba MasterLink, Inc.
fdba MasterLink, USA Inc.
IDN 68-0337942

       Debtor.
________________________________/

                        ORDER CONFIRMING CHAPTER 11 PLAN

     The matter of the Debtor's Motion to Modify the Debtor's Confirmed Plan of Reorganization came on for hearing before the undersigned Judge on May 8, 2003, the Debtor appearing through its counsel, Michael Fallon, and eSynch Corporation appearing through its counsel, James Edwards Hinds, Jr. The court having considered both oral and documentary evidence, and for the reasons stated in the court's Memorandum of May 9, 2003, the court determines that:

     1. The Debtor's original plan of reorganization dated January 10, 2003 has not been substantially consummated;

     2. To the extent eSynch has standing to object to the amended plan, its objections are overruled;

     3. The plan has been accepted in writing by the creditors whose acceptance is required by law;

     4. The plan complies with the applicable provisions of Chapter 11 of the Bankruptcy Code;

     5. The plan has been proposed in good faith and not by any mean forbidden by law;

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     6. Any payment made or to be made by the debtor for services or for costs and expenses in connection with the case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the court as reasonable;

     7. Each holder of a claim or interest has accepted the plan or will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Code on such date;

     7. Confirmation of the plan is not likely to be followed by the need for further financial reorganization of the debtor;

     8. The identity of any insider that will be employed or retained by the debtor and his compensation have been fully disclosed; and

     9. The plan provides for the payment on the effective date of the plan all fees which may due to the office of the United States Trustee,

     IT IS THEREFORE ORDERED that the Plan dated April 25, 2003, a copy of which plan is attached hereto, is confirmed subject to the following additional provisions:

     1. Within ten (10) days of the entry of this order, the Nacio Investment Group shall establish an unencumbered collateral account for the benefit of Swinerton Builders and shall deposit to the said collateral account marketable securities in the sum of not less one million dollars ($1,000,000), as security for the Debtor's payment of its obligation to Swinerton Builders under the terms of the Plan.

     2. Within fourteen (14) days of the entry of this order, the Nacio Investment Group, Swinerton Builders, and the financial institution where the collateral account has been established shall execute a mutually agreeable form of "Securities Account Agreement" to perfect Swinerton's security interest in the said collateral account pursuant to Article 8 of the Uniform Commercial Code.

     3. Within ten (10) days of the entry of this order, the Nacio Investment Group shall establish an unencumbered collateral account for the benefit of Condiotti Enterprises and shall deposit to the said collateral account marketable securities in the sum of not less than Two

Hundred Eighty-Eight Thousand Dollars ($288,000), as back-up security for the Debtor's obligation under its lease with Condiotti Enterprises to provide a Letter of Credit to Condiotti Enterprises, which Letter of Credit was issued by Strategic Bancorp on January 23, 2003.

     4. Within fourteen (14) days of the entry of this order, the Nacio Investment Group, Condiotti Enterprises, and the financial institution where the collateral account has been established shall execute a mutually agreeable form of "Securities Account Agreement" to perfect Condiotti' s security interest in the said collateral account pursuant to Article 8 of the Uniform Commercial Code.

     5. The Strategic Bancorp letter credit shall be replaced by a new letter of credit at least 30 days prior to the expiration of the first one year term of the Strategic Bancorp letter. The new letter of credit shall be consistent with the requirements of the plan of reorganization and shall be issued by a commercial bank with an office in Sonoma County with a Fitch Rating of AA- or better. The failure to replace the Strategic Bancorp Letter of credit shall constitute a default which shall entitle Condiotti to draw down the full amount of the letter of credit and to enforce the security agreement against the assets in the Bank of America account and retain those proceeds unless Nacio posts a new letter of credit meeting the terms of this paragraph.

     6. The cash Deposit required by the Debtor's lease with Condiotti Enterprises, $36,596, shall be restored within ten (10) days of the entry of this Order.

     IT IS FURTHER ORDERED that eSynch, its agents, servants, employees, attorneys, and those in active concert or participation with them are hereby permanently enjoined from asserting ownership rights in the revested debtor and eSynch shall undo any stock issuance undertaken pursuant to the original plan.

Dated: May 22, 2003


                                     /s/ Alan Jaroslovsky
                                     --------------------
                                       Alan Jaroslovsky
                                     U.S. Bankruptcy Judge

Michael C. Fallon, SBN 088313
Attorney at Law
100 E Street, Suite 220
Santa Rosa, California 95404
Telephone: (707) 546-6770
Facsimile: (707) 546-5775

Attorney for Nacio

                         UNITED STATES BANKRUPTCY COURT
                        NORTHERN DISTRICT OF CALIFORNIA
                             (Santa Rosa Division)

In Re:                                                      Case No. 02-10596
NACIO SYSTEMS, INC.                                             CHAPTER 11
Fed Tax I.D. No. 68-0337942

Debtor.
_____________________________/

                        DEBTOR'S PLAN OF REORGANIZATION
                                (April 25, 2003)

     This Plan of Reorganization (hereinafter this "Plan") is proposed by Nacio Systems, Inc. (hereinafter "NACIO"). Through this Plan NACIO seeks to resolve and reorganize NACIO'S financial affairs. Please refer to the accompanying Disclosure Statement for a discussion of NACIO'S history, assets and liabilities, and for a summary and analysis of this Plan. All creditors are encouraged to consult the Disclosure Statement before voting to either accept or reject this Plan. No solicitation materials other than the Disclosure Statement have been authorized by the Court for use in soliciting acceptances or rejections of this Plan.

Dated: April 25, 2003                  By   /s/ Michael C. Fallon
                                       -------------------------------------
                                                Michael C. Fallon
                                                Attorney for NACIO

                               TABLE OF CONTENTS



I. Definitions ............................................................    1

II. Introduction ..........................................................    3

III. Classification of Claims and Interests ...............................    3

IV. Treatment and Provision for Non-Classified Claims .....................    4

V. Treatment and Provision for Each Class of Claims .......................    5

    A. Unimpaired Classes .................................................    5

    B. Impaired Classes ...................................................    5

VI. Implementation of the Plan ............................................    8

    A. Vesting ............................................................    8

    B. The Nacio Investment Group Will Fund the Plan ......................    9

    C. NACIO Intends to Reinstate the Novato Lease ........................   10

    E. Continuity of the Business .........................................   10

    F. Management .........................................................   10

VII. Default ..............................................................   11

VIII Reservation of Claims and Defenses ...................................   11

IX. Executory Contracts ...................................................   12

    A. Assumption .........................................................   12

    B. Rejection ..........................................................   12

    C. Claims After Rejection .............................................   12

X. Retention of Jurisdiction By the Bankruptcy Court ......................   12

                                       I


                                  DEFINITIONS

     The following terms when used in this Plan shall, unless the context otherwise requires, have the following meaning:

     "Administrative Expense" means those expenses described in Section 503 of the Bankruptcy Code.

     "Allowed Claim" means a claim (a) for which a proof of claim was timely filed with the Court, or (b) scheduled in a list of creditors, or amendment thereto, prepared and filed with the Court pursuant to Rule 1007 of the Bankruptcy Rules of Procedure and not listed as disputed, contingent or unliquidated, and in either case as to which no objection has been filed or the claim is allowed by Final Order or deemed allowed by this Plan.

     "Allowed Priority Claim" means an allowed claim for which the holder asserts and is determined to be entitled to priority under Section 507 of the Bankruptcy Code.

     "Allowed Secured Claim" means an allowed claim that is secured by a valid lien on property of NACIO which is not void or voidable under any state or federal law including any provisions of the Bankruptcy Code. That portion of such claim exceeding the value of security held therefore shall be an allowed unsecured claim except as modified by this Plan.

     "Allowed Unsecured Claim" means an allowed claim against NACIO which is not an allowed priority claim or an allowed secured claim.

     "Bankruptcy Code" means Title 11 of the United States Code and shall also include Sections 157, 158, 1334, 1408-1412, and 1452 of Title 28 of the United States Code.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of California, Division One, or other court or forum as may be vested with original jurisdiction to confirm plans of reorganization under Chapter 11 of the Bankruptcy Code and to adjudicate matters with respect to such plans.

     "Bar Date" shall mean July 18, 2002, which is the date established by the Bankruptcy Court for all creditors to file a Proof of Claim.


     "Claim or Claims" shall mean a right to payment from NACIO, which is evidenced by a timely filed proof of claim or application for payment which is allowed by the Court, or if a proof of claim is not filed, a right which otherwise appears in the applicable schedules of NACIO and (1) is not listed as disputed, contingent or unliquidated, or (2) has been resolved by Final Order of the Court pursuant to the terms of the Plan.

     "Confirmation" means entry of an order by the Bankruptcy Court confirming this Plan.

     "Debtor" or "Debtor-In-Possession" means NACIO.

     "Effective Date" means when the order confirming this Plan becomes a Final Order.

     "Estate" means all of NACIO's now existing legal or equitable interests in any tangible or intangible property, whether real or personal.

     "Final Order" means an order or judgment of a court of appropriate jurisdiction as to which (a) any appeal that has been taken has been finally determined or dismissed, or (b) the time for appeal has expired and a notice of appeal has not been filed timely.

     "Interest or Interests" shall mean the fully paid, non-assessable, outstanding shares of Common Capital Stock of NACIO which has been duly issued.

     "Interest Holders" shall mean the registered holders of the issued, fully paid, nonassessable shares of the Common Capital Stock of NACIO.

     "Lien" means any charge against or interest in property of the Estate to secure payment of a debt or performance of an obligation and includes, without limitation, any judicial lien, security interest, mortgage, deed of trust and statutory lien as defined in Section 101 of the Bankruptcy Code.

     "Plan" shall mean the Plan of Reorganization in its present form, or as it may be amended, supplemented or modified.

                                       II

                                  INTRODUCTION

     This Plan designates twenty-eight (28) classes of Claims, other than administrative fees and expenses, claims of governmental units and wage claims which are unclassified, and it specifies which of those classes are impaired by the Plan and which classes are not impaired. It provides the same treatment for each claimant in a particular class, unless the holder of a particular Claim agrees to a less favorable treatment of such Claim. The Plan provides the means for its implementation by vesting the assets of the Estate in NACIO on the Effective Date of the Plan and providing that NACIO shall pay the Claims as provided in the Plan. The manner, amount, and timing of distributions to each creditor is determined by the provisions of the Plan. When the case has been substantially consummated, the Court may enter a final decree.

     The provisions of the confirmed Plan bind NACIO, and the creditors of NACIO, whether or not they have accepted the Plan and whether or not they are impaired by the Plan. Distributions under the Plan are in exchange for, and in complete satisfaction of, existing Claims and will discharge and release all such Claims and Liens as against NACIO, except as otherwise provided in the Plan. On and after the Effective Date, all holders of impaired Claims and Interests shall be precluded from asserting any Claim against NACIO or its property based on any transaction or other activity of any kind that occurred prior to commencement of the case, except as otherwise provided for under this Plan.

                                      III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     The following is a designation of the classes of claims and the class of interests provided for in this Plan. Administrative claims, priority tax claims, and priority wages claims of the kinds specified in Bankruptcy Code SS 507(a)(1) and SS 507(a)(8) respectively, have not been classified and are excluded from the following classes in accordance with the provisions of SS 1123(a)(1) of the Bankruptcy Code. A claim or interest shall be deemed classified in a different class to the extent that any remainder of the claim or interest qualifies within the description of such different class. A claim is in a particular class only to the extent that the claim is an Allowed Claim in that class.

                  Class 1- Advanta Leasing Services
                  Class 2- American Business Leasing
                  Class 3- AMEX Financial Services
                  Class 4- Colonial Pacific Leasing
                  Class 5- Colonial Pacific Leasing
                  Class 6- Expanets Financial Services
                  Class 7- Fisher-Anderson
                  Class 8- GE Capital
                  Class 9- GE Capital Business Finance
                  Class 10- Ignite Ventures II

                  Class 11 - Information Leasing Corp
                  Class 12- Irwin Business Finance Corp.
                  Class 13- Laser Factory, Inc.
                  Class 14- Metropolitan Fiber Systems of California
                  Class 15- Network Capital Alliance
                  Class 16- Newcourt Communications Finance
                  Class 17- OFC Capital
                  Class 18- Sovereign Bank/Network Capital
                  Class 19- TKW Finance, Inc.
                  Class 20- Swinerton Incorporated
                  Class 21- Conklin Bros.
                  Class 22- Maltby Electric
                  Class 23- Bradley Electric
                  Class 24- Ellis Signs
                  Class 25- General Unsecured Claims, including creditors that claim damages from the rejection of an executory contract or unexpired lease, the deficiency claims of creditors who were previously secured and whose claims have been determined to be unsecured in whole or in part, and the claim, if any, of the Preferred Shareholders for allowed unpaid dividends, fees or penalties.
                  Class 26 - Series A Preferred.
                  Class 27 - Series B Preferred.
                  Class 28 - Retained Interest of the Common Shareholders.

                                       IV

               TREATMENT AND PROVISION FOR NON-CLASSIFIED CLAIMS

     Each holder of an Allowed Claim of the kind specified in SS 507(a)(1) and
(a)(8) of the Bankruptcy Code, not otherwise separately classified herein, and the Office of the United States Trustee, shall receive on account of such claim cash equal to the allowed amount of such claim, unless such holder shall have agreed to a less favorable treatment. Payments on account of such a claim shall be distributed on the later of the following dates:

     (1) The Effective Date; or

     (2) As soon as practical after the order allowing the claim becomes a Final Order, if the claim is disputed or if applicable provisions of the Bankruptcy Code otherwise require Bankruptcy Court approval.

     The priority Wage Claimants for individuals who are currently employed by NACIO will receive their accrued vacation pay in the ordinary course of business.

     The debtor shall pay the Internal Revenue Service Section 507(a)(8) priority tax claim in full, together with interest as allowed by law, in sixty equal monthly installments commencing June 15, 2003, and continuing each month thereafter until paid.

                                       V

                TREATMENT AND PROVISION FOR EACH CLASS OF CLAIMS

     Each class of Claims or interests shall be dealt in the manner set forth below. All classes of Claims and Interests are impaired under the Plan.


     A. UNIMPAIRED CLASSES.

     All Classes are impaired.

     B. IMPAIRED CLASSES

     Class 1: Shall be paid $3,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 1 deficiency claim shall be paid as a Class 25 claim.

     Class 2: Shall be paid $375 on the Effective Date.

     Class 3: Shall be paid $3,600, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 3 deficiency claim shall be paid as a Class 25 claim.

     Class 4: Shall be paid $2,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 4 deficiency claim shall be paid as a Class 25 claim.

     Class 5: Shall be paid $8,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 5 deficiency claim shall be paid as a Class 25 claim.

     Class 6: Shall be paid nothing (but see Class 16).

     Class 7: Shall be paid $9,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 9 deficiency claim shall be paid as a Class 25 claim.

     Class 8: Shall be paid $7,500, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 8 deficiency claim shall be paid as a Class 25 claim.

     Class 9: Shall be paid $1,400, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 9 deficiency claim shall be paid as a Class 25 claim.

     Class 10: Shall be paid the allowed amount of its secured claim, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 10 deficiency claim shall be paid as a Class 25 claim.

     Class 11: Shall be paid $8,400, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 11deficiency claim shall be paid as a Class 25 claim.

     Class 12: This unexpired lease is rejected by this Plan. The Class 12 deficiency claim shall be paid as a Class 25 claim.

     Class 13: Shall be paid the allowed amount of its secured claim, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 13 deficiency claim shall be paid as a Class 25 claim.

     Class 14: Shall be paid $800 on the Effective Date. The Class 14 deficiency claim shall be paid as a Class 25 claim.

     Class 15: Shall be paid $6,900, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 15 deficiency claim shall be paid as a Class 25 claim.

     Class 16: Shall be paid $70,000, the allowed amount of its secured claim, plus 5% interest on a declining balance, payable monthly over five years, commencing 30 days after the Effective Date, but not later than June 15, 2003. The Class 16 deficiency claim shall be paid as a Class 25 claim.

     Class 17: Shall be paid $6,900, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 17 deficiency claim shall be paid as a Class 25 claim.

     Class 18: Shall be paid $6,800, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 18 deficiency claim shall be paid as a Class 25 claim.

     Class 19: Shall be paid $600, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 19 deficiency claim shall be paid as a Class 25 claim.

     Class 20: Shall be paid $1,000,000, the estimated value of the collateral (Two 2000kw Peterson Generators, 10 - 30T DataAire CRAC Units, Raised Flooring Systems (15,000 sq. ft.+/-), plus 5% interest on a declining balance, payable as follows: $200,000 one week following the Effective Date of the Plan; Commencing the first day of the sixth month following confirmation, Nacio will pay a minimum of $20,000 per month or $20,000 per month plus 5% of the first $200,000 in excess of $400,000 in gross revenue, plus 7% of the next $200,000, plus 10% of the next $200,000, whichever is greater. The deficiency claim shall be paid as a Class 25 claim. The Class 20 claimant shall retain its lien in the collateral pending entry of Judgment as provided herein.

     Judgment shall be entered in the matter of Conklin Bros., Inc. vs. Condiotti Enterprises, Inc., and related Cross-Complaints, pending in the Superior Court in and for the County of Marin as Case No. 011495, which provides that the Class 20 claimant's mechanics lien shall be preserved, regardless of the limitations set forth in California Civil Code Section 3144, and shall continue until the Class 20 claimant is paid as provided by this Plan. The security interest in the collateral shall decline by twenty-five percent (25%) for each twenty-five percent (25%) of the claim paid. However, there will be no reduction in the security until the note has been paid down to $285,000. Thereafter, payments will serve to reduce the security interest in 25% increments for each 25% of the remaining $285,000 balance that is paid. Notwithstanding this release provision, the ratio of debt to the value of the collateral shall never be less than fifty percent (50%) up to the total value of the security offered.

     If Nacio does not pay the Class 20 claimant as provided herein, the Class 20 claimant shall give notice to Nacio, in care of its attorney, that it has defaulted. Nacio shall have thirty (30) days from the date of the said notice to cure the default. If Nacio does not cure the default within the said thirty (30) days, the Class 20 claimant's mechanics lien shall be foreclosed without further notice to Nacio and without further order court.

     Class 21: Shall be paid $9,500, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 21 deficiency claim shall be paid as a Class 25 claim.

     Class 22: Shall be paid $1,800, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 22 deficiency claim shall be paid as a Class 25 claim.

     Class 23: Shall be paid $12,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 23 deficiency claim shall be paid as a Class 25 claim.

     Class 24: Shall be paid $1,500, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 24 deficiency claim shall be paid as a Class 25 claim.

     Class 25: 3,500,000 shares of the Reorganized Nacio will be distributed pro tanto to the

     Class 25 claimants.

     Class 26: 7,500,000 shares of the Reorganized Nacio will be distributed to the Series A Preferred Equity Security Holders

     Class 27: 2,500,000 shares of the Reorganized Nacio will be distributed to the Series B Preferred Equity Security Holders

     Class 28: 13,500,000 shares of the Reorganized Nacio will be distributed to the Common Shareholders.

                                       VI

                           IMPLEMENTATION OF THE PLAN

     A. VESTING.

     On the Effective Date, all property of the Estate shall be transferred to, and shall vest in the Reorganized Debtor subject to the interests evidenced by the Security Interest and Liens preserved under the Plan. After the Effective Date, NACIO may use, lease, license, transfer, sell, refinance, encumber, hypothecate, dispose of, acquire, and buy property, including payment of professionals, subject to the terms of this Plan, but free of any other restriction contained in the

Bankruptcy Code or Bankruptcy Rules or Bankruptcy Local Rules. As of the Effective Date, all property vested in NACIO shall be free and clear of all Claims of creditors, except the obligations that are imposed or preserved by this Plan.

B. THE NACIO INVESTMENT GROUP WILL FUND THE PLAN.

     Not later than thirty days following confirmation, the Nacio Investment Group will fund the Plan by completing its $500,000 loan to Nacio on the terms and conditions set forth below. This loan will be used to pay Chapter 11 Claims of Administrations, Priority Wage Claims, the deposit required by Condiotti Enterprises as a condition to reinstatement of its lease with Nacio, the initial $200,000 payment to Swinerton, the payments that are due to the secured creditors, with the balance to be used as operating capital to expand the business operation.


     The terms of the Nacio Investment Group are as follows:

     Lender: Nacio Investment Group ("Lender").

     Loan Amount: Up to $500,000; firm commitment of $200,000.

     Term: 150 days from the date of the first installment, which has already been paid by Lender to Nacio, under the loan up to a maximum of one year following the Effective Date of the plan, the Lender will have the option to (i) demand repayment of the debt in the total amount advanced, including any accrued interest, or (ii) convert a portion of the debt into shares of Nacio at the Conversion Rate (as defined in the next paragraph) and demand repayment of the remainder of the debt, plus interest on the entire debt, or (iii) convert all of the debt into shares of Nacio at the Conversion Rate and demand payment of interest on the entire debt. Conversion will not occur, if at all, before 30 days after confirmation of the plan of reorganization.

     Conversion Rate: The conversion ratio will be based upon a formula that would translate to a total of fifty per cent (50%) of the total number of issued and outstanding common and preferred shares of Nacio or its successor company at the time of conversion, should the Lender convert the entire portion of the loan.

     Interest Rate: 8% Annually.

     Collateral: A lien on all leasehold improvements (except those subject to any mechanic liens currently under litigation), all personal property, intellectual property, equipment, receivables, and customer accounts.

     Funding: Lender will fund in $50,000 increments on thirty (30) days notice by company.


     Additional Terms: (i) Approval of all spending; (ii) Loan to be held in separate account with checks to be signed by Lender and company officer; (iii) Irrevocable proxy of the Nacio shareholders transferred to the Lender by existing proxy holder;. (iv) Two seats on the Board of Directors to be filled by Lender appointees.

     The initial members of Nacio Investment Group are Frank Ehret and David Lyons. Frank Ehret is a director, creditor and major shareholder of Nacio. David Lyons is President of Nacio.

C. REINSTATEMENT OF THE NOVATO LEASE.

     The original lease for the Novato facility now occupied by Nacio at 55 and 68 Leveroni (but not including the additional space at 45 and 68 Leveroni added by amendments A & B) shall be reinstated on the following terms:

     1. Condiotti Enterprises, Inc. shall have an allowed unsecured claim in the amount of $800,000 for pre-petition rents, late fees, CAM charges and attorneys' fees incurred by Condiotti in defense of the mechanic's lien claims.

     2. Condiotti Enterprises, Inc. shall have an allowed unsecured claim for the amounts it has paid or will pay to settle the mechanic's lien claims, which is estimated to be $1,000,000.

     3. Condiotti Enterprises shall have an allowed administrative claim for the administrative rent on 45, 55, and 68, which is estimated to be $40,000.

     4. Receipt of a new letter of credit in substantially the form contained in the prior lease in the amount of $288,000 with provisions that will insure coverage in the full amount over the remainder of the lease term plus extensions, if applicable, which has already been placed.

     E. CONTINUITY OF BUSINESS.

     NACIO will continue and expand its business operation in its present location.

     F. MANAGEMENT.

     NACIO shall be authorized to have from five (5) to nine (9) Board Members. The initial Directors will be Frank Ehret, Eric Andresen and Steven Payne. Thereafter, the directors shall be elected by the stockholders at the first annual meeting that will be held within 90 days following confirmation.

The Officers of NACIO shall be David Lyons (President and CEO) and Vince Conroy (CTO - Product Development)

                                      VII

                                    DEFAULT

     NACIO shall pay each Allowed claim as provided by the Plan, and the failure of NACIO to pay any particular Allowed Claim within the time, or in the manner or amount provided by the Plan shall constitute a default by NACIO in performance of the Plan. Upon default by NACIO in performance of the Plan, any holder of an Allowed Claim that has not been satisfied as of the time of the default may make a written demand on NACIO to cure the default. If NACIO does not either cure the default or obtain a written waiver of the default from each holder of the Claim or Claims which have not been timely paid, then the party giving the written notice may either (1) pursue its remedies under the laws of the State of California, or (2) file a motion in the Bankruptcy Court to convert the case to Chapter 7. The prevailing party in any such action or motion, shall be entitled to recover reasonable attorneys' fees and costs. In the event this Chapter 11 case is converted to Chapter 7 after confirmation of the Plan, all assets of NACIO shall transfer to, and vest in the Chapter 7 bankruptcy estate on the date of conversion.

                                      VIII

                       RESERVATION OF CLAIMS AND DEFENSES

     NACIO expressly reserves all claims and defenses, including objections to claims, that existed prior to confirmation (the "Retained Claims and Defenses"). The Retained Claims and Defenses shall consist of any and all claims, interest, causes of action, defenses, counter claims, cross claims, third party claims, or rights of offset, recoupment, subrogation, or subordination held by NACIO or the bankruptcy estate, including, but not limited to, any claims pursuant to Bankruptcy Code Sections 502, 544, 545, 547, 548, or 549, any avoiding powers arising under the Bankruptcy Code or other applicable law and any claims or causes of action. None of the Retained Claims or Defenses shall be barred or estopped because the Plan or the Disclosure

     Statement does not specifically identify or describe a Retained Claim or Defense or the person against whom a retained claim or defense may be asserted.

     Notwithstanding the foregoing, NACIO expressly reserves any and all claims associated with Ignite Ventures II, LP, Laser Factory, Inc, Siterra Corporation, Mazzetti & Associates.

                                       IX

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code, NACIO hereby provides for the assumption and rejection of all executory contracts and unexpired leases not previously rejected by NACIO.

     A. ASSUMPTION. NACIO assumes and will perform all Contracts for Services.

     B. REJECTION. NACIO rejects the following Executory Contracts and Unexpired
Leases: All employment agreements dated prior to August 1, 2002, Multicast ISP, Inc., Bill Grace, Investment Strategy, Inc., Lawgic, GeoVector Corporation, 21st Century Media, Inc. Bond and Associates, Bose Technologies, MIS 2000, SmartPartner.com, Websight Design, Inc., Sight Design, Inc., Akamai Technologies, Inc., Cable and Wireless, Inc., Irwin Business Finance Corp., Sprint (Data Services Customer No. 13101700).

     c. claims after rejection:

     Any Creditor who wishes to assert a Claim due to the rejection of any Executory contract or Unexpired lease must file a Proof Claim with the Court not later than 30 days after Confirmation.

                                       XI

               RETENTION AND JURISDICTION BY THE BANKRUPTCY COURT

The Bankruptcy Court shall retain jurisdiction for the following purposes:

     1. The allowance or disallowance of Claims;

     2. The rejection, pursuant to sections 365 and 1123 of the Bankruptcy Code, of executory contracts or unexpired teases in accordance with Article VI of the Plan;

     3. Resolution of controversies or disputes regarding requests for payment of

Administrative Claims, compensation of Professionals, or the costs and expenses allowed under Article V.B.5. of the Plan (including any fees and expenses incurred by the Committee);

     4. The Resolution of controversies or disputes regarding the interpretation of any provision of the Plan;

     5. The Implementation of the provisions of the Plan and the entry of orders in aid of confirmation or consummation of the Plan;

     6. Modification of the Plan pursuant to section 1127 of the Bankruptcy
Code;

     7. Adjudication and determination of any fraudulent conveyance and preference claim under the Bankruptcy Code or under any other applicable law, including but not limited to claims under Bankruptcy Code sections 542, 543, 544, 545, 547, 548 or 549.

     8. Adjudication of any causes of action belonging to the Estate or to the Committee to the extent permissible under sections 1334 and 157 of title 28 of the United States Code;

     9. Entry of an order closing this Chapter 11 case and of a final decree herein; and

     10. Any other matter necessary or appropriate for the completion or the implementation of this Plan or the foregoing items.

Dated: April 25, 2003                    NACIO Systems, Inc.


                                         By /s/ David Lyons
                                            ------------------------------
                                            David Lyons, Its President


                       CERTIFICATE OF ELECTRONIC SERVICE

The undersigned deputy clerk of the United States Bankruptcy Court for the Northern District of California hereby certifies that a copy of the attached document was electronically served on this date on all parties listed below in acccordance with the Federal Rules of Bankruptcy Procedure, and Rule 5(b)(2)(D) of the Federal Rules of Civil Procedure.

Dated: May 22, 2003                      /s/
                                         -------------------------------------
                                                 Dawn Passalacqua
                                                 Deputy Court Clerk
James Hinds
jhinds@jhindslaw.com

Entered: May 22, 2003

Michael C. Fallon, SBN 088313                             FILED
Attorney at Law                                        MAY 22, 2003
100 E Street, Suite 220                           U.S. BANKRUPTCY COURT
Santa Rosa, California 95404                         SANTA ROSA, CA
Telephone: (707) 546-6770
Facsimile: (707) 546-5775

Attorney for Debtor

                         UNITED STATES BANKRUPTCY COURT
                        NORTHERN DISTRICT OF CALIFORNIA

In Re:                                                        Case No. 02-10596
NACIO SYSTEMS, INC.                                           Chapter 11
fdba MasterLink, Inc.
fdba MasterLink, USA Inc.
IDN 68-0337942

Debtor.
________________________________/


                        ORDER CONFIRMING CHAPTER 11 PLAN


     The matter of the Debtor's Motion to Modify the Debtor's Confirmed Plan of Reorganization came on for hearing before the undersigned Judge on May 8, 2003, the Debtor appearing through its counsel, Michael Fallon, and eSynch Corporation appearing through its counsel, James Edwards Hinds, Jr. The court having considered both oral and documentary evidence, and for the reasons stated in the court's Memorandum of May 9, 2003, the court determines that:

     1. The Debtor's original plan of reorganization dated January 10, 2003 has not been substantially consummated;

     2. To the extent eSynch has standing to object to the amended plan, its objections are overruled;

     3. The plan has been accepted in writing by the creditors whose acceptance is required by law;

     4. The plan complies with the applicable provisions of Chapter 11 of the Bankruptcy Code;

     5. The plan has been proposed in good faith and not by any mean forbidden by law;

     6. Any payment made or to be made by the debtor for services or for costs and expenses in connection with the case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the court as reasonable;

     7. Each holder of a claim or interest has accepted the plan or will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Code on such date;

     7. Confirmation of the plan is not likely to be followed by the need for further financial reorganization of the debtor;

     8. The identity of any insider that will be employed or retained by the debtor and his compensation have been fully disclosed; and

     9. The plan provides for the payment on the effective date of the plan all fees which may due to the office of the United States Trustee,

     IT IS THEREFORE ORDERED that the Plan dated April 25, 2003, a copy of which plan is attached hereto, is confirmed subject to the following additional provisions:

     1. Within ten (10) days of the entry of this order, the Nacio Investment Group shall establish an unencumbered collateral account for the benefit of Swinerton Builders and shall deposit to the said collateral account marketable securities in the sum of not less one million dollars ($1,000,000), as security for the Debtor's payment of its obligation to Swinerton Builders under the terms of the Plan.

     2. Within fourteen (14) days of the entry of this order, the Nacio Investment Group, Swinerton Builders, and the financial institution where the collateral account has been established shall execute a mutually agreeable form of "Securities Account Agreement" to perfect Swinerton's security interest in the said collateral account pursuant to Article 8 of the Uniform Commercial Code.

     3. Within ten (10) days of the entry of this order, the Nacio Investment Group shall establish an unencumbered collateral account for the benefit of Condiotti Enterprises and shall deposit to the said collateral account marketable securities in the sum of not less than Two

Hundred Eighty-Eight Thousand Dollars ($288,000), as back-up security for the Debtor's obligation under its lease with Condiotti Enterprises to provide a Letter of Credit to Condiotti Enterprises, which Letter of Credit was issued by Strategic Bancorp on January 23, 2003.

     4. Within fourteen (14) days of the entry of this order, the Nacio Investment Group, Condiotti Enterprises, and the financial institution where the collateral account has been established shall execute a mutually agreeable form of "Securities Account Agreement" to perfect Condiotti' s security interest in the said collateral account pursuant to Article 8 of the Uniform Commercial Code.

     5. The Strategic Bancorp letter credit shall be replaced by a new letter of credit at least 30 days prior to the expiration of the first one year term of the Strategic Bancorp letter. The new letter of credit shall be consistent with the requirements of the plan of reorganization and shall be issued by a commercial bank with an office in Sonoma County with a Fitch Rating of AA- or better. The failure to replace the Strategic Bancorp Letter of credit shall constitute a default which shall entitle Condiotti to draw down the full amount of the letter of credit and to enforce the security agreement against the assets in the Bank of America account and retain those proceeds unless Nacio posts a new letter of credit meeting the terms of this paragraph.

     6. The cash Deposit required by the Debtor's lease with Condiotti Enterprises, $36,596, shall be restored within ten (10) days of the entry of this Order.


     IT IS FURTHER ORDERED that eSynch, its agents, servants, employees, attorneys, and those in active concert or participation with them are hereby permanently enjoined from asserting ownership rights in the revested debtor and eSynch shall undo any stock issuance undertaken pursuant to the original plan.
Dated: May 22, 2003


                                            /s/ Alan Jarosklovsky


                                            Alan Jaroslovsky
                                            U.S. Bankruptcy Judge

4 PLAN OF REORGANIZATION 042503.1
Michael C. Fallon, SBN 088313
Attorney at Law
100 E Street, Suite 220
Santa Rosa, California 95404
Telephone: (707) 546-6770
Facsimile: (707) 546-5775

Attorney for Nacio

                         UNITED STATES BANKRUPTCY COURT
                        NORTHERN DISTRICT OF CALIFORNIA
                             (Santa Rosa Division)

In Re:                                                      Case No. 02-10596
NACIO SYSTEMS, INC.                                             CHAPTER 11
Fed Tax I.D. No. 68-0337942
Debtor.
_____________________________/


                        DEBTOR'S PLAN OF REORGANIZATION
                                (April 25, 2003)

     This Plan of Reorganization (hereinafter this "Plan") is proposed by Nacio Systems, Inc. (hereinafter "NACIO"). Through this Plan NACIO seeks to resolve and reorganize NACIO'S financial affairs. Please refer to the accompanying Disclosure Statement for a discussion of NACIO'S history, assets and liabilities, and for a summary and analysis of this Plan. All creditors are encouraged to consult the Disclosure Statement before voting to either accept or reject this Plan. No solicitation materials other than the Disclosure Statement have been authorized by the Court for use in soliciting acceptances or rejections of this Plan.


Dated: April 25, 2003




                                               By /s/ Michael C. Fallon
                                                  --------------------------
                                                  Michael C. Fallon
                                                  Attorney for NACIO

                               TABLE OF CONTENTS


I. Definitions ............................................................    1

II. Introduction ..........................................................    3

III. Classification of Claims and Interests ...............................    3

IV. Treatment and Provision for Non-Classified Claims .....................    4

V. Treatment and Provision for Each Class of Claims .......................    5

     A. Unimpaired Classes ................................................    5

     B. Impaired Classes ..................................................    5

VI. Implementation of the Plan ............................................    8

     A. Vesting ...........................................................    8

     B. The Nacio Investment Group Will Fund the Plan .....................    9

     C. NACIO Intends to Reinstate the Novato Lease .......................   10

     E. Continuity of the Business ........................................   10

     F. Management ........................................................   10

VII. Default ..............................................................   11

VIII Reservation of Claims and Defenses ...................................   11

IX. Executory Contracts ...................................................   12

     A. Assumption ........................................................   12

     B. Rejection .........................................................   12

     C. Claims After Rejection ............................................   12

X. Retention of Jurisdiction By the Bankruptcy Court ......................   12

                                       I

                                  DEFINITIONS

     The following terms when used in this Plan shall, unless the context otherwise requires, have the following meaning:

     "Administrative Expense" means those expenses described in Section 503 of the Bankruptcy Code.

     "Allowed Claim" means a claim (a) for which a proof of claim was timely filed with the Court, or (b) scheduled in a list of creditors, or amendment thereto, prepared and filed with the Court pursuant to Rule 1007 of the Bankruptcy Rules of Procedure and not listed as disputed, contingent or unliquidated, and in either case as to which no objection has been filed or the claim is allowed by Final Order or deemed allowed by this Plan.

     "Allowed Priority Claim" means an allowed claim for which the holder asserts and is determined to be entitled to priority under Section 507 of the Bankruptcy Code.

     "Allowed Secured Claim" means an allowed claim that is secured by a valid lien on property of NACIO which is not void or voidable under any state or federal law including any provisions of the Bankruptcy Code. That portion of such claim exceeding the value of security held therefore shall be an allowed unsecured claim except as modified by this Plan.

     "Allowed Unsecured Claim" means an allowed claim against NACIO which is not an allowed priority claim or an allowed secured claim.

     "Bankruptcy Code" means Title 11 of the United States Code and shall also include Sections 157, 158, 1334, 1408-1412, and 1452 of Title 28 of the United States Code.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of California, Division One, or other court or forum as may be vested with original jurisdiction to confirm plans of reorganization under Chapter 11 of the Bankruptcy Code and to adjudicate matters with respect to such plans.

     "Bar Date" shall mean July 18, 2002, which is the date established by the Bankruptcy Court for all creditors to file a Proof of Claim.

     "Claim or Claims" shall mean a right to payment from NACIO, which is evidenced by a timely filed proof of claim or application for payment which is allowed by the Court, or if a proof of claim is not filed, a right which otherwise appears in the applicable schedules of NACIO and (1) is not listed as disputed, contingent or unliquidated, or (2) has been resolved by Final Order of the Court pursuant to the terms of the Plan.

     "Confirmation" means entry of an order by the Bankruptcy Court confirming this Plan.

     "Debtor" or "Debtor-In-Possession" means NACIO.

     "Effective Date" means when the order confirming this Plan becomes a Final Order.

     "Estate" means all of NACIO's now existing legal or equitable interests in any tangible or intangible property, whether real or personal.

     "Final Order" means an order or judgment of a court of appropriate jurisdiction as to which (a) any appeal that has been taken has been finally determined or dismissed, or (b) the time for appeal has expired and a notice of appeal has not been filed timely.

     "Interest or Interests" shall mean the fully paid, non-assessable, outstanding shares of Common Capital Stock of NACIO which has been duly issued.

     "Interest Holders" shall mean the registered holders of the issued, fully paid, nonassessable shares of the Common Capital Stock of NACIO.

     "Lien" means any charge against or interest in property of the Estate to secure payment of a debt or performance of an obligation and includes, without limitation, any judicial lien, security interest, mortgage, deed of trust and statutory lien as defined in Section 101 of the Bankruptcy Code.

     "Plan" shall mean the Plan of Reorganization in its present form, or as it may be amended, supplemented or modified.

                                       II

                                  INTRODUCTION

     This Plan designates twenty-eight (28) classes of Claims, other than administrative fees and expenses, claims of governmental units and wage claims which are unclassified, and it specifies which of those classes are impaired by the Plan and which classes are not impaired. It provides the same treatment for each claimant in a particular class, unless the holder of a particular Claim agrees to a less favorable treatment of such Claim. The Plan provides the means for its implementation by vesting the assets of the Estate in NACIO on the Effective Date of the Plan and providing that NACIO shall pay the Claims as provided in the Plan. The manner, amount, and timing of distributions to each creditor is determined by the provisions of the Plan. When the case has been substantially consummated, the Court may enter a final decree.

The provisions of the confirmed Plan bind NACIO, and the creditors of NACIO, whether or not they have accepted the Plan and whether or not they are impaired by the Plan. Distributions under the Plan are in exchange for, and in complete satisfaction of, existing Claims and will discharge and release all such Claims and Liens as against NACIO, except as otherwise provided in the Plan. On and after the Effective Date, all holders of impaired Claims and Interests shall be precluded from asserting any Claim against NACIO or its property based on any transaction or other activity of any kind that occurred prior to commencement of the case, except as otherwise provided for under this Plan.


                                      III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     The following is a designation of the classes of claims and the class of interests provided for in this Plan. Administrative claims, priority tax claims, and priority wages claims of the kinds specified in Bankruptcy Code SS 507(a)(1) and SS 507(a)(8) respectively, have not been classified and are excluded from the following classes in accordance with the provisions of SS 1123(a)(1) of the Bankruptcy Code. A claim or interest shall be deemed classified in a different class to the extent that any remainder of the claim or interest qualifies within the description of such different class. A claim is in a particular class only to the extent that the claim is an Allowed Claim in that class.


                  Class 1- Advanta Leasing Services
                  Class 2- American Business Leasing
                  Class 3- AMEX Financial Services
                  Class 4- Colonial Pacific Leasing
                  Class 5- Colonial Pacific Leasing
                  Class 6- Expanets Financial Services
                  Class 7- Fisher-Anderson
                  Class 8- GE Capital
                  Class 9- GE Capital Business Finance
                  Class 10- Ignite Ventures II

                  Class 11 - Information Leasing Corp
                  Class 12- Irwin Business Finance Corp.
                  Class 13- Laser Factory, Inc.
                  Class 14- Metropolitan Fiber Systems of California
                  Class 15- Network Capital Alliance
                  Class 16- Newcourt Communications Finance
                  Class 17- OFC Capital
                  Class 18- Sovereign Bank/Network Capital
                  Class 19- TKW Finance, Inc.
                  Class 20- Swinerton Incorporated
                  Class 21- Conklin Bros.
                  Class 22- Maltby Electric
                  Class 23- Bradley Electric
                  Class 24- Ellis Signs
                  Class 25- General Unsecured Claims, including creditors that claim damages from the rejection of an executory contract or unexpired lease, the deficiency claims of creditors who were previously secured and whose claims have been determined to be unsecured in whole or in part, and the claim, if any, of the Preferred Shareholders for allowed unpaid dividends, fees or penalties.
                  Class 26 - Series A Preferred.
                  Class 27 - Series B Preferred.
                  Class 28 - Retained Interest of the Common Shareholders.


                                       IV

               TREATMENT AND PROVISION FOR NON-CLASSIFIED CLAIMS

     Each holder of an Allowed Claim of the kind specified in SS 507(a)(1) and
(a)(8) of the Bankruptcy Code, not otherwise separately classified herein, and the Office of the United States Trustee, shall receive on account of such claim cash equal to the allowed amount of such claim, unless such holder shall have agreed to a less favorable treatment. Payments on account of such a claim shall be distributed on the later of the following dates:

     (1) The Effective Date; or

     (2) As soon as practical after the order allowing the claim becomes a Final Order, if the claim is disputed or if applicable provisions of the Bankruptcy Code otherwise require Bankruptcy Court approval.

     The priority Wage Claimants for individuals who are currently employed by NACIO will receive their accrued vacation pay in the ordinary course of business.

     The debtor shall pay the Internal Revenue Service Section 507(a)(8) priority tax claim in full, together with interest as allowed by law, in sixty equal monthly installments commencing June 15, 2003, and continuing each month thereafter until paid.

                                       V

                TREATMENT AND PROVISION FOR EACH CLASS OF CLAIMS

     Each class of Claims or interests shall be dealt in the manner set forth below. All classes of Claims and Interests are impaired under the Plan.

     A. UNIMPAIRED CLASSES. ALL CLASSES ARE IMPAIRED.

     B. IMPAIRED CLASSES

     Class 1: Shall be paid $3,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 1 deficiency claim shall be paid as a Class 25 claim.

     Class 2: Shall be paid $375 on the Effective Date.

     Class 3: Shall be paid $3,600, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 3 deficiency claim shall be paid as a Class 25 claim.

     Class 4: Shall be paid $2,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 4 deficiency claim shall be paid as a Class 25 claim.

     Class 5: Shall be paid $8,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 5 deficiency claim shall be paid as a Class 25 claim.

     Class 6: Shall be paid nothing (but see Class 16).

     Class 7: Shall be paid $9,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 9 deficiency claim shall be paid as a Class 25 claim.

     Class 8: Shall be paid $7,500, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 8 deficiency claim shall be paid as a Class 25 claim.

     Class 9: Shall be paid $1,400, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 9 deficiency claim shall be paid as a Class 25 claim.

     Class 10: Shall be paid the allowed amount of its secured claim, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 10 deficiency claim shall be paid as a Class 25 claim.

     Class 11: Shall be paid $8,400, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 11deficiency claim shall be paid as a Class 25 claim.

     Class 12: This unexpired lease is rejected by this Plan. The Class 12 deficiency claim shall be paid as a Class 25 claim.

     Class 13: Shall be paid the allowed amount of its secured claim, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 13 deficiency claim shall be paid as a Class 25 claim.

     Class 14: Shall be paid $800 on the Effective Date. The Class 14 deficiency claim shall be paid as a Class 25 claim.

     Class 15: Shall be paid $6,900, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 15 deficiency claim shall be paid as a Class 25 claim.

     Class 16: Shall be paid $70,000, the allowed amount of its secured claim, plus 5% interest on a declining balance, payable monthly over five years, commencing 30 days after the Effective Date, but not later than June 15, 2003. The Class 16 deficiency claim shall be paid as a Class 25 claim.

     Class 17: Shall be paid $6,900, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 17 deficiency claim shall be paid as a Class 25 claim.

     Class 18: Shall be paid $6,800, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 18 deficiency claim shall be paid as a Class 25 claim.

     Class 19: Shall be paid $600, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 19 deficiency claim shall be paid as a Class 25 claim.

     Class 20: Shall be paid $1,000,000, the estimated value of the collateral (Two 2000kw Peterson Generators, 10 - 30T DataAire CRAC Units, Raised Flooring Systems (15,000 sq. ft.+/-), plus 5% interest on a declining balance, payable as follows: $200,000 one week following the Effective Date of the Plan; Commencing the first day of the sixth month following confirmation, Nacio will pay a minimum of $20,000 per month or $20,000 per month plus 5% of the first $200,000 in excess of $400,000 in gross revenue, plus 7% of the next $200,000, plus 10% of the next $200,000, whichever is greater. The deficiency claim shall be paid as a Class 25 claim. The Class 20 claimant shall retain its lien in the collateral pending entry of Judgment as provided herein.

     Judgment shall be entered in the matter of Conklin Bros., Inc. vs. Condiotti Enterprises, Inc., and related Cross-Complaints, pending in the Superior Court in and for the County of Marin as Case No. 011495, which provides that the Class 20 claimant's mechanics lien shall be preserved, regardless of the limitations set forth in California Civil Code Section 3144, and shall continue until the Class 20 claimant is paid as provided by this Plan. The security interest in the collateral shall decline by twenty-five percent (25%) for each twenty-five percent (25%) of the claim paid. However, there will be no reduction in the security until the note has been paid down to $285,000. Thereafter, payments will serve to reduce the security interest in 25% increments for each 25% of the remaining $285,000 balance that is paid. Notwithstanding this release provision, the ratio of debt to the value of the collateral shall never be less than fifty percent (50%) up to the total value of the security offered.

     If Nacio does not pay the Class 20 claimant as provided herein, the Class 20 claimant shall give notice to Nacio, in care of its attorney, that it has defaulted. Nacio shall have thirty (30) days from the date of the said notice to cure the default. If Nacio does not cure the default within the said thirty (30) days, the Class 20 claimant's mechanics lien shall be foreclosed without further notice to Nacio and without further order court.

     Class 21: Shall be paid $9,500, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 21 deficiency claim shall be paid as a Class 25 claim.

     Class 22: Shall be paid $1,800, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 22 deficiency claim shall be paid as a Class 25 claim.

     Class 23: Shall be paid $12,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 23 deficiency claim shall be paid as a Class 25 claim.

     Class 24: Shall be paid $1,500, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over five years, commencing 60 days following confirmation of the Plan. The Class 24 deficiency claim shall be paid as a Class 25 claim.

     Class 25: 3,500,000 shares of the Reorganized Nacio will be distributed pro tanto to the

     Class 25 claimants.

     Class 26: 7,500,000 shares of the Reorganized Nacio will be distributed to the Series A Preferred Equity Security Holders

     Class 27: 2,500,000 shares of the Reorganized Nacio will be distributed to the Series B Preferred Equity Security Holders Class 28: 13,500,000 shares of the Reorganized Nacio will be distributed to the Common Shareholders.

                                       VI

                           IMPLEMENTATION OF THE PLAN

     A. VESTING.

     On the Effective Date, all property of the Estate shall be transferred to, and shall vest in the Reorganized Debtor subject to the interests evidenced by the Security Interest and Liens preserved under the Plan. After the Effective Date, NACIO may use, lease, license, transfer, sell, refinance, encumber, hypothecate, dispose of, acquire, and buy property, including payment of professionals, subject to the terms of this Plan, but free of any other restriction contained in the

Bankruptcy Code or Bankruptcy Rules or Bankruptcy Local Rules. As of the Effective Date, all property vested in NACIO shall be free and clear of all Claims of creditors, except the obligations that are imposed or preserved by this Plan.

     B. THE NACIO INVESTMENT GROUP WILL FUND THE PLAN.

     Not later than thirty days following confirmation, the Nacio Investment Group will fund the Plan by completing its $500,000 loan to Nacio on the terms and conditions set forth below. This loan will be used to pay Chapter 11 Claims of Administrations, Priority Wage Claims, the deposit required by Condiotti Enterprises as a condition to reinstatement of its lease with Nacio, the initial $200,000 payment to Swinerton, the payments that are due to the secured creditors, with the balance to be used as operating capital to expand the business operation.

     The terms of the Nacio Investment Group are as follows:

     Lender: Nacio Investment Group ("Lender").

     Loan Amount: Up to $500,000; firm commitment of $200,000.

     Term: 150 days from the date of the first installment, which has already been paid by Lender to Nacio, under the loan up to a maximum of one year following the Effective Date of the plan, the Lender will have the option to (i) demand repayment of the debt in the total amount advanced, including any accrued interest, or (ii) convert a portion of the debt into shares of Nacio at the Conversion Rate (as defined in the next paragraph) and demand repayment of the remainder of the debt, plus interest on the entire debt, or (iii) convert all of the debt into shares of Nacio at the Conversion Rate and demand payment of interest on the entire debt. Conversion will not occur, if at all, before 30 days after confirmation of the plan of reorganization.

     Conversion Rate: The conversion ratio will be based upon a formula that would translate to a total of fifty per cent (50%) of the total number of issued and outstanding common and preferred shares of Nacio or its successor company at the time of conversion, should the Lender convert the entire portion of the loan.

     Interest Rate: 8% Annually.

     Collateral: A lien on all leasehold improvements (except those subject to any mechanic liens currently under litigation), all personal property, intellectual property, equipment,


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


receivables, and customer accounts.

     Funding: Lender will fund in $50,000 increments on thirty (30) days notice by company.

     Additional Terms: (i) Approval of all spending; (ii) Loan to be held in separate account with checks to be signed by Lender and company officer; (iii) Irrevocable proxy of the Nacio shareholders transferred to the Lender by existing proxy holder;. (iv) Two seats on the Board of Directors to be filled by Lender appointees.

     The initial members of Nacio Investment Group are Frank Ehret and David Lyons. Frank Ehret is a director, creditor and major shareholder of Nacio. David Lyons is President of Nacio.

     C. REINSTATEMENT OF THE NOVATO LEASE.

     The original lease for the Novato facility now occupied by Nacio at 55 and 68 Leveroni (but not including the additional space at 45 and 68 Leveroni added by amendments A & B) shall be reinstated on the following terms:

     1. Condiotti Enterprises, Inc. shall have an allowed unsecured claim in the amount of $800,000 for pre-petition rents, late fees, CAM charges and attorneys fees incurred by Condiotti in defense of the mechanic's lien claims.

     2. Condiotti Enterprises, Inc. shall have an allowed unsecured claim for the amounts it has paid or will pay to settle the mechanic's lien claims, which is estimated to be $1,000,000.

     3. Condiotti Enterprises shall have an allowed administrative claim for the administrative rent on 45, 55, and 68, which is estimated to be $40,000.

     4. Receipt of a new letter of credit in substantially the form contained in the prior lease in the amount of $288,000 with provisions that will insure coverage in the full amount over the remainder of the lease term plus extensions, if applicable, which has already been placed.

     E. CONTINUITY OF BUSINESS.

NACIO will continue and expand its business operation in its present location.

     F. MANAGEMENT.

     NACIO shall be authorized to have from five (5) to nine (9) Board Members. The initial Directors will be Frank Ehret, Eric Andresen and Steven Payne. Thereafter, the directors shall be


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



elected by the stockholders at the first annual meeting that will be held within 90 days following confirmation.

     The Officers of NACIO shall be David Lyons (President and CEO) and Vince Conroy (CTO - Product Development)

                                      VII

                                    DEFAULT

     NACIO shall pay each Allowed claim as provided by the Plan, and the failure of NACIO to pay any particular Allowed Claim within the time, or in the manner or amount provided by the Plan shall constitute a default by NACIO in performance of the Plan. Upon default by NACIO in performance of the Plan, any holder of an Allowed Claim that has not been satisfied as of the time of the default may make a written demand on NACIO to cure the default. If NACIO does not either cure the default or obtain a written waiver of the default from each holder of the Claim or Claims which have not been timely paid, then the party giving the written notice may either (1) pursue its remedies under the laws of the State of California, or (2) file a motion in the Bankruptcy Court to convert the case to Chapter 7. The prevailing party in any such action or motion, shall be entitled to recover reasonable attorneys' fees and costs. In the event this Chapter 11 case is converted to Chapter 7 after confirmation of the Plan, all assets of NACIO shall transfer to, and vest in the Chapter 7 bankruptcy estate on the date of conversion.

                                      VIII

                       RESERVATION OF CLAIMS AND DEFENSES

     NACIO expressly reserves all claims and defenses, including objections to claims, that existed prior to confirmation (the "Retained Claims and Defenses"). The Retained Claims and Defenses shall consist of any and all claims, interest, causes of action, defenses, counter claims, cross claims, third party claims, or rights of offset, recoupment, subrogation, or subordination held by NACIO or the bankruptcy estate, including, but not limited to, any claims pursuant to Bankruptcy Code Sections 502, 544, 545, 547, 548, or 549, any avoiding powers arising under the Bankruptcy Code or other applicable law and any claims or causes of action. None of the Retained Claims or Defenses shall be barred or estopped because the Plan or the Disclosure

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


Statement does not specifically identify or describe a Retained Claim or Defense or the person against whom a retained claim or defense may be asserted. Notwithstanding the foregoing, NACIO expressly reserves any and all claims associated with Ignite Ventures II, LP, Laser Factory, Inc, Siterra Corporation, Mazzetti & Associates.

                                       IX

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code, NACIO hereby provides for the assumption and rejection of all executory contracts and unexpired leases not previously rejected by NACIO.


     A. ASSUMPTION. NACIO assumes and will perform all Contracts for Services.

     B. REJECTION. NACIO rejects the following Executory Contracts and Unexpired
Leases: All employment agreements dated prior to August 1, 2002, Multicast ISP, Inc., Bill Grace, Investment Strategy, Inc., Lawgic, GeoVector Corporation, 21st Century Media, Inc. Bond and Associates, Bose Technologies, MIS 2000, SmartPartner.com, Websight Design, Inc., Sight Design, Inc., Akamai Technologies, Inc., Cable and Wireless, Inc., Irwin Business Finance Corp., Sprint (Data Services Customer No. 13101700).

     C. CLAIMS AFTER REJECTION:

     Any Creditor who wishes to assert a Claim due to the rejection of any Executory contract or Unexpired lease must file a Proof Claim with the Court not later than 30 days after Confirmation.

                                       XI

               RETENTION AND JURISDICTION BY THE BANKRUPTCY COURT


     The Bankruptcy Court shall retain jurisdiction for the following purposes:
1. The allowance or disallowance of Claims; 2. The rejection, pursuant to sections 365 and 1123 of the Bankruptcy Code, of executory contracts or unexpired teases in accordance with Article VI of the Plan; 3. Resolution of controversies or disputes regarding requests for payment of

Administrative Claims, compensation of Professionals, or the costs and expenses allowed under Article V.B.5. of the Plan (including any fees and expenses incurred by the Committee);

     4. The Resolution of controversies or disputes regarding the interpretation of any provision of the Plan;

     5. The Implementation of the provisions of the Plan and the entry of orders in aid of confirmation or consummation of the Plan;

     6. Modification of the Plan pursuant to section 1127 of the Bankruptcy
Code;

     7. Adjudication and determination of any fraudulent conveyance and preference claim under the Bankruptcy Code or under any other applicable law, including but not limited to claims under Bankruptcy Code sections 542, 543, 544, 545, 547, 548 or 549.

     8. Adjudication of any causes of action belonging to the Estate or to the Committee to the extent permissible under sections 1334 and 157 of title 28 of the United States Code;

     9. Entry of an order closing this Chapter 11 case and of a final decree herein; and

     10. Any other matter necessary or appropriate for the completion or the implementation of this Plan or the foregoing items.

Dated: April 25, 2003                           NACIO Systems, Inc.



                                                By /s/ David Lyons
                                                   ---------------------------
                                                   David Lyons, Its President

                       CERTIFICATE OF ELECTRONIC SERVICE

The undersigned deputy clerk of the United States Bankruptcy Court for the Northern District of California hereby certifies that a copy of the attached document was electronically served on this date on all parties listed below in acccordance with the Federal Rules of Bankruptcy Procedure, and Rule 5(b)(2)(D) of the Federal Rules of Civil Procedure.

Dated: May 22, 2003                              /s/
                                                 ----------------------------
                                                 Dawn Passalacqua
                                                 Deputy Court Clerk
James Hinds
jhinds@jhindslaw.com

Entered: May 22, 2003

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